EXHIBIT 4.5



102





                             STOCK OPTION AGREEMENT
                            UNDER THE RADVISION LTD.
                                STOCK OPTION PLAN

         THIS AGREEMENT is entered into this (SEE APPENDIX 1) by and between RADVISION Ltd, a corporation formed under the laws of the State of Israel, with principal executive offices at 24 Raul Walenberg Street, Tel-Aviv Israel (the "Company"), and the undersigned listed in section 1 below (the "Optionee") of the Company or one of its Subsidiaries.

         The Company desires to grant (see number in section 1 below) 102 Option under the Company's Stock Option Plan (the "Plan") to acquire ordinary shares of the Company, NIS 0.1 par value per share (the "Shares").

         This Agreement is made pursuant to Section 5 of the Plan, which provides that each option is to be evidenced by an option agreement, setting forth the terms and conditions of the option. All capitalized terms in this Agreement not defined herein shall have the meaning given to them in this Plan.

         ACCORDINGLY, in consideration of the premises and of the mutual covenants and agreements contained herein, the Company and the Optionee hereby agree as follows:

         1. GRANT OF OPTION. The Company hereby irrevocably grants to the
Optionee: 102 Option in the amount specified below (the "Option") to purchase all or any part of an aggregate of the same amount of Shares on the terms and conditions hereinafter set forth (SEE APPENDIX 1)

Except as otherwise provided upon a Change of Control of the Company in section 2(v) below, Options shall cease to vest in accordance with the above schedule upon the Optionee's termination and/or resignation of employment as an employee or termination of the tenure of the Director's directorship for any reason; provided, however, that in the year that an Optionee terminates employment as an employee, or terminates the directorship on account of his or her death or disability, the Optionee shall receive a fraction of the incremental percentage increase in vesting that the Optionee would have received had he or she remained employed or the remainder of the directorship tenure until the next following vesting date equal to the proportional time of service to the Company or any Subsidiary in such year.

         2. TERM OF OPTIONS; EXERCISABILITY.
         (a) Term The Option shall expire Six (6) Years from the date of this Agreement, but shall be subject to earlier termination as herein provided.

         (i) Except as otherwise provided in this Section 2, if the Optionee at any time hereafter ceases for any reason to be employed as an employee of the Company or one of its Subsidiaries, or ceases for any reason to serve as a Director of the Company, the Option granted to the Optionee hereunder shall terminate 12 months after the day following the date the Optionee ceases employment or services as a Director with the Company or one of its Subsidiaries, or on the date on which the Option expires pursuant to this Agreement, whichever occurs first. For the purpose of this section, the Optionee's termination and/or resignation date shall be the date of `Letter of Termination' or `Letter of resignation' (as the case may be).

         (ii) Notwithstanding paragraph (i) hereof, if such termination of employment or of directorship is because the Optionee has become permanently disabled (within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the "Code")), the Option granted hereunder shall terminate on the first anniversary of the date such Optionee ceases to be an employee or Director of the Company or one of its Subsidiaries, or on the date on which the Option expires pursuant to this Agreement, whichever occurs first.

         (iii) Notwithstanding paragraph (i) hereof, in the event of the death of the Optionee, the Option granted to such Optionee shall terminate on the first anniversary of the date of the Optionee's death, or on the date on which the Option expires pursuant to this Agreement, whichever occurs first.

         (iv) Notwithstanding paragraph (i) hereof, if the Optionee at any time hereafter ceases to be an employee of the Company or one of its Subsidiaries on account of his/her termination for "cause," or to the termination of his/her directorship under circumstances of "cause" the Option granted to the Optionee hereunder and all rights of the Optionee under this Agreement to the extent not exercised shall be automatically canceled and terminated on the date the Optionee ceases employment or directorship with the Company or one of its Subsidiaries. For this purpose, termination for "cause" means the following: the Optionee's violation of copyright/trademark protection maintained by the Company or its Subsidiaries; the Optionee's engaging or assisting in any business in competition with the Company or one of its Subsidiaries as an employee, owner, partner, director, officer, stockholder, consultant or agent (ownership of minority interests in publicly-traded corporations, partnerships or companies or of 5% or less of the equity of privately-held corporations, partnerships or companies shall not be considered competition for purposes of this Agreement); the Optionee's dishonesty, or acting in any manner inconsistent with the utmost good faith and loyalty in the performance of the Optionee's duties; failure of the Optionee to perform his duties to the reasonable satisfaction of the Company or its Subsidiaries or similar circumstances that may apply to Directors as may be set forth in applicable law or jurisprudence. .

         (v) In the event of a "Change of Control" of the Company, the Option granted to the Optionee hereunder shall be, to the extent the Option has not previously expired or been exercised, shall become null and void For this purpose, a "Change of Control" shall have the same meaning given to such term under the Plan.

         (b) EXERCISABILITY If the Optionee ceases to be an employee or Director of the Company or any of its Subsidiaries, except as otherwise herein provided, the Option granted to the Optionee hereunder shall be exercisable only to the extent that the right to purchase Shares under such Option has accrued and is in effect on the date such Optionee ceases to be an employee or Director of the Company or any of its Subsidiaries.

         3. MANNER OF EXERCISE OF OPTION.
         To the extent that the right to exercise the Option has accrued and is in effect, the Option may be exercised in full or in part by giving written notice to the Secretary of the Company stating the number of Shares exercised and accompanied by payment in full for such Shares. Payment shall be wholly in cash. Upon such exercise, delivery of a certificate for paid-up Shares, other than Shares issued on the exercise of a 102 Option, shall be made at the principal office of the Company to the person exercising the Option, not more than thirty (30) days from the date of receipt of the notice by the Company.

         Upon the exercise of a 102 Option, Shares shall be immediately issued to the Trustee of the Trust. The Trustee shall transfer Shares to the Optionee, upon demand, not earlier than permitted by any law or any ruling from the Israeli Tax Authorities. If any law or regulation requires the Company or any of its Subsidiaries or Affiliates to take any action with respect to the Shares so demanded before the issuance thereof, then the date of the issuance of Shares shall be extended for the period necessary to take such action. By execution of this Agreement, the Optionee hereby releases the Trustee from any liability in respect of any action or decision duly taken and executed in respect of this 102 Option or Shares issued pursuant hereto.

         4. NON-TRANSFERABILITY. The right of the Optionee to exercise the Option shall not be assignable or transferable by the Optionee otherwise than by will or the laws of descent and distribution, and the Option may be exercised during the lifetime of the Optionee only by the Optionee or the Optionee's guardian or legal representative. The Option shall be null and void and without effect upon any attempted assignment or transfer, except as hereinabove provided, including without limitation any purported assignment, whether voluntary or by operation of law, pledge, hypothecation or other disposition contrary to the provisions hereof, or levy of execution, attachment, divorce, trustee process or similar process, whether legal or equitable, upon the Option.

                  Notwithstanding the foregoing, during the Optionee's lifetime, the Optionee may, with the consent of the Committee, transfer without consideration all or any portion of his Options to (i) one or more members of the Optionee's immediate family, (ii) a trust established for the exclusive benefit of one or more members of the Optionee's immediate family, or (iii) a limited liability company in which all members are members of the Optionee's immediate family. For the purpose, "immediate family" means the Optionee's spouse, children, stepchildren, grandchildren, parents, stepparents, grandparents, siblings (including half-brothers and half-sisters), in-laws, and all such relationships arising because of legal adoption; provided, however, that any such immediate family, and any such trust, partnership and limited liability company, shall agree to be and shall be bound by the terms and provisions of the Plan and this Agreement or other agreements covering the Options of the Shares.

         5. REPRESENTATION LETTER AND INVESTMENT LEGEND.
         (a) In the event that for any reason the Shares to be issued upon exercise of the Option shall not be effectively registered under the Securities Act of 1933 (the "1933 Act"), upon any date on which the Option is exercised in whole or in part, the person exercising the Option shall give a written representation to the Company in the form attached hereto as Exhibit 1 and the Company shall place an "investment legend," so-called, as described in Exhibit 1, upon any certificate for the Shares issued by reason of such exercise.

         (b) The Company shall be under no obligation to qualify Shares or to cause a registration statement or a post-effective amendment to any registration statement to be prepared for the purpose of covering the issue of Shares.

         6. ADJUSTMENTS ON CHANGES IN CAPITALIZATION. Adjustments on changes in capitalization and the like shall be made in accordance with Section 12 of the Plan, as in effect on the date of this Agreement.

         7. NO SPECIAL EMPLOYMENT RIGHTS. Nothing contained in the Plan or this Agreement shall be construed or deemed by any person under any circumstances to bind the Company to continue the employment or directorship of the Optionee as an employee or Director for the period within which this Option may be exercised. However, during the period of the Optionee's employment or directorship tenure, the Optionee shall render diligently and faithfully the services which are assigned to the Optionee from time to time by the shareholders, the Board of Directors or by the executive officers of the Company or any of its Subsidiaries or Affiliates and shall at no time take any action which directly or indirectly would be inconsistent with the best interests of the Company.

         8. RIGHTS AS A SHAREHOLDER. The Optionee shall have no rights as a shareholder with respect to any Shares which may be purchased by exercise of this Option unless and until a certificate or certificates representing such Shares are duly issued and delivered to the Optionee.

         9. WITHHOLDING TAXES. The Optionee shall be fully and solely responsible for any Local, State, Federal and/or any other tax resulting from the grant of the Options and/or from exercise of such options. Whenever Shares are to be issued upon exercise of this Option, the Company shall have the right to require the Optionee to remit to the Company an amount sufficient to satisfy all. Federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such Shares. If the Optionee fails to remit such tax payments as are required, the Company or its Subsidiaries or Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind, including a payment of Shares, otherwise due to the Optionee or to take such other action as may be necessary to satisfy all tax withholding obligations.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its officer thereunto duly authorized, and the Optionee has hereunto set his hand, all as of the day and year first above written.




RADVISION LTD.





                                            By: Adi Sfadia
                                                ----------
                                            Title: CFO

                                            OPTIONEE
                                            Name:
                                            Address:
                                            Israeli I.D. No.

                                    EXHIBIT 1

                            TO STOCK OPTION AGREEMENT




Gentlemen:

         In connection with the exercise by me as to _________ ordinary shares, par value NIS 0.1 per share, of RADVISION Ltd., a corporation formed under the laws of the State of Israel (the "Company") under the dated ___________, granted to me under the RADVISION Ltd. Stock Option Plan, I hereby acknowledge that I have been informed as follows:

         1. The ordinary shares of the Company to be issued to me pursuant to the exercise of said option have not been registered under the Securities Act of 1933, as amended (the "Act"), and accordingly, must be held indefinitely unless such shares are subsequently registered under the Act, or an exemption from such registration is available.

         2. The Company is under no obligation to me to register the shares or to comply with any such exemptions under the Act.

         In consideration of the issuance of certificates for the shares to me, I hereby represent and warrant that I am acquiring such shares for my own account for investment, and that I will not sell, pledge or transfer such shares in the absence of an effective registration statement covering the same, except as permitted by the provisions of Rule 144, if applicable, or some other applicable exemption under the Act. In view of this representation and warranty, I agree that there may be affixed to the certificates for the shares to be issued to me, and to all certificates issued hereafter representing such shares (until in the opinion of counsel, which opinion must be reasonably satisfactory in form and substance to counsel for the Company, it is no longer necessary or required) a legend as follows:

         "The ordinary shares represented by this certificate have not been registered under the Federal Securities Act of 1933, as amended. and were acquired by the registered holder pursuant to a representation and warranty that such holder was acquiring such shares for his own account and for investment, with no intention to transfer or dispose of the same, in violation of the registration requirements of that Act. These shares may not be sold, pledged or transferred in the absence of an effective registration statement under the Securities Act of 1933, as amended, or an opinion of counsel, which opinion is reasonably satisfactory to counsel to the Company, to the effect that registration is not required under said Act."

         I further agree that the Company may place a stop order with its Transfer Agent, prohibiting the transfer of such shares, so long as the legend remains on the certificates representing the shares.

                                            Very truly yours,

                                            OPTIONEE


                                            Name:
                                            Address:
                                            Israeli I.D. No.:

                                   APPENDIX 1
                                 RADVISION LTD.
                           YEAR 2000 STOCK OPTION PLAN
                      NON-QUALIFIED STOCK OPTION AGREEMENT
                                      with
                                    Full name
                   -------------------------------------------

                   -------------------------------------------
 Agreement date                  Agreement date
                   -------------------------------------------

                   -------------------------------------------
 Grant date                        Grant date
                   -------------------------------------------

 Tax                                Tax

The Company hereby irrevocably grants to the Optionee:

Option in the amount specified below (the Option) to purchase all or any part of an aggregate of the same amount of Shares on the terms and conditions hereinafter set forth:

 ------------------- ------------------------- ------------------ --------------
 Price               Vesting Date              Expiration Date    Total
 ------------------- ------------------------- ------------------ --------------
                     Vesting Date 1            Expiration Date
               Price                                                Vesting 1
                     ------------------------- ------------------ --------------
                     Vesting Date 2            Expiration Date      Vesting 2
                     ------------------------- ------------------ --------------
                     Vesting Date 3            Expiration Date      Vesting 3
                     ------------------------- ------------------ --------------
                     Vesting Date 4            Expiration Date      Vesting 4
 ------------------- ------------------------- ------------------ --------------
 Grand Total                                                          Total
 ------------------- ------------------------- ------------------ --------------